Exhibit 5.01


                              OPINION RE: LEGALITY


                                                 November 24, 1997


Excalibur Technologies Corporation
1921 Gallows Road
Suite 200
Vienna, Virginia 22182

      Re:   Registration Statement on Form S-8
            Excalibur Technologies Corporation
            ----------------------------------

Gentlemen:

      We have acted as counsel to Excalibur Technologies Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 400,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the Company's 1995 Incentive Plan (the "Plan").

      We have examined the proceedings taken by you in connection with the sale and issuance of the Common Stock under the Plan. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied on the representations of executive officers and other representatives of the Company.

      It is our opinion that, when issued and sold in the manner referred to in the Plan, the Common Stock will be legally and validly issued, fully paid and non-assessable.

      This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person without our prior written consent.


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      We  consent to the use of this  opinion as an exhibit to the  Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto.

                                                Very truly yours,

                                                WERBEL & CARNELUTTI
                                                A Professional Corporation